Exhibit 99.1

Investor Relations and Media Contact:
Tom Decker (847) 653-7399

Taylor Capital Group reports income before

income taxes of $15.8 million for the first quarter of 2012

Results led by strong mortgage banking revenue and continued

improvement in credit quality

CHICAGO, IL – April 19, 2012 – Taylor Capital Group, Inc. (the “Company”) (NASDAQ: TAYC), the parent company of Cole Taylor Bank (the “Bank”), today reported results for the first quarter of 2012.

Net income for the first quarter of 2012 was $9.5 million, compared to $82.3 million for the fourth quarter of 2011. Income before income taxes was $15.8 million for the first quarter of 2012, compared to $9.0 million for the fourth quarter of 2011. Net income applicable to common stockholders was $7.7 million, or $0.26 per diluted share, for the first quarter of 2012 as compared to $70.1 million, or $3.20 per diluted share, for the fourth quarter of 2011. Net income for the fourth quarter of 2011 included a $73.2 million reversal of the valuation allowance on the Company’s net deferred tax asset.

“I am pleased to report net income at the Bank for the fifth consecutive quarter and a record quarter for pre-tax, pre-provision operating earnings,” said Mark A. Hoppe, President and Chief Executive Officer of the Company. “These results demonstrate the strength of our core businesses and the positive effect of our efforts to diversify our earnings stream. In the first quarter, we continued to see impressive growth in our national business lines and continued improvement in credit quality. In particular the performance of our mortgage division has been outstanding as we continue to build a sustainable business model that is not hindered by historical mortgage concerns. The mortgage business is gaining market share and is experiencing improving margins on mortgage sales in the secondary market. In the first quarter, mortgage banking revenue nearly doubled as compared to the fourth quarter of 2011. Our asset based lending portfolio has also shown strong and consistent quarter over quarter growth since the Bank started the division. In the first quarter, the division’s loans outstanding grew by $42 million, or 9%, and since March 31, 2011, loans outstanding have grown by $130 million, or 33%.”

Hoppe continued, “We have been, and continue to be, highly focused on improving credit quality, and the Bank’s credit quality metrics are the best they’ve been since the end of 2007. Both the provision for loan losses and nonperforming loans continued to decline in the first quarter. Overall, I am extremely proud of what the Bank has accomplished. Despite the continued slow economic recovery and a highly competitive market, I am optimistic about our ability to meet these challenges and profit from the opportunities that lie ahead.”

FIRST QUARTER 2012 HIGHLIGHTS

Posted record setting pre-tax, pre-provision operating earnings(1) of $24.0 million in the first quarter of 2012, up from $21.8 million for the fourth quarter of 2011

~	Fifth consecutive quarter of net income at the Bank and third consecutive quarter for the Company
~	Revenue(2) was $58.9 million for the first quarter of 2012, up from $52.0 million for the fourth quarter of 2011
~	Net interest margin grew by four basis points to 3.29% for the first quarter of 2012 up from 3.25% for the fourth quarter of 2011
~	Mortgage banking revenue grew to $17.5 million, up 93.6% over the fourth quarter of 2011
~	Loan fundings in the Bank’s mortgage division, Cole Taylor Mortgage, totaled $894.9 million in the first quarter of 2012, up from $782.1 million in the fourth quarter of 2011, an increase of 14.4%
~	Cole Taylor Mortgage grew its mortgage servicing book to $2.4 billion in the first quarter of 2012, compared to $1.0 billion in the fourth quarter of 2011
~	Average in-market deposits (excluding time deposits) grew by $100.6 million in the first quarter of 2012, compared to the fourth quarter of 2011
~	Average commercial deposits (excluding time deposits) grew by approximately $185 million in the first quarter of 2012 as compared to the first quarter 2011
~	As a result of the Company’s strong performance, capital ratios increased to: 9.08% leverage ratio, 11.95% Tier 1 risk based capital ratio, 15.46% Total risk based capital ratio

Credit quality indicators continued to improve, including a 9.3% reduction in nonperforming loans

~	Provision for loan losses was $7.4 million for the first quarter of 2012, down from $11.0 million for the fourth quarter of 2011
~	Nonperforming loans were $93.5 million and 3.00% of total loans at March 31, 2012, down from $103.1 million and 3.31% of total loans at December 31, 2011 and down from $168.2 million and 5.93% of total loans at March 31, 2011
~	At March 31, 2012, commercial criticized and classified loans(3) totaled $161.0 million, down from $182.6 million at December 31, 2011 and down from $277.9 million at March 31, 2011
~	The allowance for loan losses as a percent of nonperforming loans was 100.01% at March 31, 2012, compared to 100.66% at December 31, 2011

FIRST QUARTER 2012 PERFORMANCE OVERVIEW

Results of Operations

Net income for the first quarter of 2012 was $9.5 million, compared to net income of $82.3 million for the fourth quarter of 2011. Net income applicable to common stockholders was $7.7 million, or $0.26 per diluted share, for the first quarter of 2012 as compared to net income applicable to common stockholders of $70.1 million, or $3.20 per diluted share, for the fourth quarter of 2011. The fourth quarter of 2011 included a one-time income tax benefit that resulted from the reversal of the $73.2 million valuation allowance on the Company’s net deferred tax asset. As the Company returned to profitability in 2011, improved asset quality significantly and bolstered its capital ratios, management concluded these assets are likely to be recovered and thus maintaining a valuation allowance for deferred tax assets was no longer necessary.

Income before income taxes was $15.8 million for the first quarter of 2012, compared to income before income taxes of $9.0 million in the fourth quarter of 2011, an increase of 75.6%. The improvement from the fourth quarter of 2011 to the first quarter of 2012 was primarily led by strong mortgage banking revenue, higher net interest income and steady improvements in credit quality. The first quarter of 2012 included $1.0 million of gains on the sale of investment securities offset by $1.0 million in expenses for the early extinguishment of debt. The early extinguishment of debt was completed to lower funding costs.

Pre-tax, Pre-provision Operating Earnings

Pre-tax, pre-provision operating earnings totaled $24.0 million for the first quarter of 2012, compared to $21.8 million for the fourth quarter of 2011. The increase from the fourth quarter of 2011 to the first quarter of 2012 was primarily due to strong mortgage banking revenue and steady improvements in credit quality partially offset by an increase in incentive compensation expense and other employee related costs.

Revenue

Revenue was $58.9 million for the first quarter of 2012, compared to $52.0 million in the fourth quarter of 2011, a 13.3% increase.

Net interest income was $35.8 million for the first quarter of 2012, compared to $35.3 million for the fourth quarter of 2011. The net interest margin was up 4 basis points, from 3.25% for the fourth quarter of 2011 to 3.29% for the first quarter of 2012. The increase in both net interest income and the net interest margin was due to the Company’s lower funding costs. The lower funding costs were primarily a result of higher priced certificates of deposit and brokered certificates of deposit maturing. A portion of these deposits was successfully transferred into money market and other lower rate core deposit accounts.

Noninterest income was $23.1 million for the first quarter of 2012, compared to $16.7 million for the fourth quarter of 2011, excluding gains or losses on investment securities and an impairment loss on investment securities. The increase was primarily due to an $8.4 million increase in mortgage banking revenue partially offset by $2.8 million of lower derivative income from customer swap agreements.

The increase in mortgage banking revenue, from $9.1 million in the fourth quarter of 2011 to $17.5 million in the first quarter of 2012 was primarily a result of improvement in margins on mortgage originations and sales in the secondary market and a 14.4% growth in loan fundings in the first quarter. Loan fundings were $894.9 million in the first quarter of 2012, up from $782.1 million in the fourth quarter of 2011.

Noninterest Expense

Noninterest expense was $34.9 million for the first quarter of 2012, compared to $30.2 million for the fourth quarter of 2011, excluding nonperforming asset expense and early extinguishment of debt expense. The increase was primarily the result of incentive compensation expense and other employee related costs.

Credit Quality

Loan Portfolio Performance and Credit Quality

Credit quality continued its steady pace of improvement in the first quarter. Total commercial criticized and classified loans declined $21.6 million to $161.0 million at March 31, 2012, compared to $182.6 million at December 31, 2011. Nonperforming loans decreased to $93.5 million at March 31, 2012, compared to $103.1 million at December 31, 2011. These results were indicative of the continued focus on strengthening the balance sheet, as criticized and classified loans moved through the remediation process to resolution or charge-off, while the migration of new loans to criticized and classified status continued to slow.

The total decline of $9.6 million in nonperforming loans largely consisted of $21.8 million reduction in commercial and industrial nonaccrual loans and $5.0 million reduction in commercial real estate nonaccrual loans offset by an increase of $20.8 million in commercial construction nonaccrual loans largely related to one borrower. This loan had previously been identified as a commercial criticized and classified loan. Other real estate owned (“OREO”) and repossessed assets increased to $36.9 million at March 31, 2012, compared to $35.6 million at December 31, 2011. Despite active resolution of nonperforming assets, the balance of OREO increased slightly as of March 31, 2012.

Nonperforming assets were $130.4 million at March 31, 2012, compared to $138.7 million at December 31, 2011. Nonperforming assets to total assets were 2.78% at March 31, 2012, compared to 2.96% at December 31, 2011.

Allowance and Provision for Loan Losses

The allowance for loan losses was $93.5 million at March 31, 2012, down from $103.7 million at December 31, 2011, as credit quality trends continued to improve evidenced by declines in nonperforming loans and commercial criticized and classified loans. The decline in the allowance for loan losses resulted from net charge-offs exceeding the provision for loan losses during the first quarter of 2012 by $10.2 million. The allowance for loan losses as a percent of nonperforming loans was 100.01% at March 31, 2012, compared to 100.66% at December 31, 2011.

The provision for loan losses was $7.4 million for the first quarter of 2012, down from $11.0 million for the fourth quarter of 2011.

Credit Quality Performance Summary

(in thousands)	3/31/2012	12/31/2011	Change 12/31/2011 To 3/31/2012

Nonperforming loans	$93,498	$103,061	($9,563)

Nonperforming assets	$130,439	$138,683	($8,244)

Nonperforming loans to total loans	3.00%	3.31%	(0.31%)

Allowance to nonperforming loans	100.01%	100.66%	(0.65%)

Commercial criticized and classified loans	$161,048	$182,570	($21,522)

Balance Sheet

Assets

Total assets at March 31, 2012 were $4.70 billion, compared to $4.69 billion at December 31, 2011.

Investment securities were $1.30 billion at March 31, 2012, compared to $1.28 billion at December 31, 2011. Loans held for sale were $210.0 million at March 31, 2012, compared to $186.0 million at December 31, 2011. The increase resulted from higher mortgage loan originations in the first quarter of 2012.

Loans, net of allowance for loan losses, at March 31, 2012 were $2.81 billion, compared to $2.82 billion at December 31, 2011. Cole Taylor Mortgage and Cole Taylor Business Capital, the Company’s asset based lending division, showed strong loan growth, which was offset by pay downs and charge-offs in commercial real estate and commercial and industrial loans. Cole Taylor Business Capital had strong loan growth of $42.2 million in the first quarter of 2012, compared to December 31, 2011. Consumer-oriented loans were $343.9 million at March 31, 2012, up from $300.3 million at December 31, 2011. This increase was primarily the result of certain mortgages originated by Cole Taylor Mortgage being held in the loan portfolio rather than sold in the secondary market.

Liabilities and Stockholders’ Equity

Total liabilities at March 31, 2012 were $4.28 billion, substantially unchanged from December 31, 2011.

Total deposits were $2.99 billion at March 31, 2012, compared to $3.12 billion at December 31, 2011. The decrease primarily resulted from a decrease in certificates of deposit and time deposits. A portion of these deposits was successfully transferred into money market and other lower rate core deposit accounts.

Average deposits for the first quarter of 2012 decreased by $63.5 million, primarily due to a decrease in certificates of deposit and time deposits. Average in-market deposits excluding time deposits grew by $100.6 million or 5.9% from the fourth quarter of 2012.

Total stockholders’ equity increased from $409.5 million at December 31, 2011 to $416.8 million at March 31, 2012. The increase represented net income available to common stockholders in the first quarter of 2012.

Capital

At March 31, 2012, the Company’s Tier I Risk Based Capital ratio was 11.95%, while its Total Risk Based Capital ratio was 15.46% and its Tier I Capital to Average Assets leverage ratio was 9.08%.

All the Company’s ratios exceed the regulatory requirements for well-capitalized banks of 6.00% for Tier I Risk Based Capital, 10.00% for Total Risk Based Capital and 5.00% for Tier I Capital to Average Assets.

On March 26, 2012, the Company and Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P. (together, the “Prairie Funds”) entered into an Exchange Agreement to simplify the Company’s capital structure through the consolidation of all outstanding shares of two series of the Company’s preferred stock into a single newly-created series of preferred stock with substantially identical terms. Pursuant to the Exchange Agreement, the Company agreed to issue to each of the Prairie Funds, and each of the Prairie Funds agreed to acquire from the Company, one share of the Company’s newly-created Nonvoting Convertible Preferred Stock (the “Nonvoting Preferred”) in exchange for each share of the Company’s Nonvoting Convertible Preferred Stock, Series D (the “Series D Preferred”), and Non-Voting Convertible Preferred Stock, Series G (the “Series G Preferred”), held by the Prairie Funds. The Series D Preferred, Series G Preferred and Nonvoting Preferred are each nonvoting common stock equivalents having substantially identical terms as one another.

Conference Call and Slide Presentation

A conference call hosted by Taylor Capital Group President & CEO Mark A. Hoppe will be held on Thursday, April 19, 2012 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Investors, news media and others may access the call by telephone at 866-450-8367 (toll-free) or 412-317-5427 and entering the code 7607716. Participants are encouraged to dial into the call approximately 10 minutes prior to the start time.

This call is being webcast and can be accessed via a live Internet audio broadcast at Taylor Capital Group’s website at www.taylorcapitalgroup.com.

Taylor Capital Group will post presentation slides on its website to be addressed by management during the call. The slides will be available for download on the Company’s Investor Relations web page at www.taylorcapitalgroup.com.

A replay of the conference call will be made available after approximately 1:00 p.m. Central Time (2:00 p.m. Eastern Time), and the instructions for accessing the replay will be available on the Company’s website at that time.

Accompanying Financial Statements and Tables

This press release is accompanied by the following unaudited financial information:

•	Condensed Consolidated Balance Sheets
•	Consolidated Statements of Operations
•	Summary of Key Quarterly Financial Data
•	Summary of Key Period-End Financial Data
•	Composition of Loan Portfolio
•	Credit Quality
•	Loan Portfolio and Held for Sale Aging
•	Funding Liabilities
•	Reconciliation of U.S. GAAP Financial Measures

About Taylor Capital Group, Inc. (NASDAQ: TAYC)

Taylor Capital Group, Inc. is the $4.7 billion bank holding company of Cole Taylor Bank, a commercial bank headquartered in Chicago. Cole Taylor specializes in serving the banking needs of closely held businesses and the people who own and manage them. Through its divisions Cole Taylor Business Capital and Cole Taylor Mortgage, the Bank also provides asset based lending and residential mortgage loan products through a growing network of offices throughout the United States. Cole Taylor is a member of the FDIC and is an Equal Housing Lender.

Endnotes:

(1) Schedules reconciling earnings in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to the non-GAAP measurement of pre-tax, pre-provision operating earnings and revenue are provided in the attached tables.

(2)	Defined as net interest income plus noninterest income less gain or loss on investment securities

(3) Commercial criticized and classified loans (special mention, substandard, and nonaccrual loans) in commercial & industrial, commercial real estate, residential construction and land, and commercial construction and land. Excludes consumer loans.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “might”, “contemplate”, “plan”, “prudent”, “potential”, “should”, “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2012 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements.

These risks, uncertainties and other factors include, without limitation:

•	Our business may be adversely affected by the highly regulated environment in which we operate.
•	Competition from financial institutions and other financial services providers may adversely affect our growth and profitability.
•	Our business is subject to the conditions of the local economy in which we operate and continued weakness in the local economy and the real estate markets may adversely affect us.
•	Our business is subject to domestic and to a lesser extent, international economic conditions and other factors, many of which are beyond our control and could adversely affect our business.

•	The preparation of our consolidated financial statements requires us to make estimates and judgments, which are subject to an inherent degree of uncertainty and which may differ from actual results.
•	Our allowance for loan losses may prove to be insufficient to absorb losses in our loan portfolio.
•	Our mortgage loan repurchase reserve for losses could be insufficient.
•	We are subject to interest rate risk, including interest rate fluctuations that could reduce our profitability.
•

Certain hedging strategies that we use to manage investment in mortgage servicing rights may be ineffective to offset any adverse changes in the fair value of these assets due to changes in interest rates and market liquidity.

•	Our residential mortgage lending profitability could be significantly reduced if we are not able to originate and resell a high volume of mortgage loans.
•	We have counterparty risk and therefore we may be adversely affected by the soundness of other financial institutions.
•

We are subject to certain operational risks, including, but not limited to, data processing system failures and errors and customer or employee fraud. The Company’s controls and procedures may fail or be circumvented.

•	The Company is dependent upon outside third parties for processing and handling of Company records and data.
•

System failure or breaches of our network security, including with respect to our internet banking activities, could subject us to increased operating costs as well as litigation and other liabilities.

•	We are subject to lending concentration risks.
•	We may not be able to access sufficient and cost-effective sources of liquidity.
•	We are subject to liquidity risk, including unanticipated deposit volatility.
•	The recent repeal of federal prohibitions on payment of interest on business demand deposits could increase the Company’s interest expense.
•	Changes in our credit ratings could increase our financing costs or make it more difficult for us to obtain funding or capital on commercially acceptable terms.
•	The Company is a bank holding company and its sources of funds are limited.
•	Our business strategy is dependent on our continued ability to attract, develop and retain highly qualified and experienced personnel in senior management and customer relationship positions.
•	Our reputation could be damaged by negative publicity.
•	New lines of business or new products and services may subject us to certain additional risks.
•	We may experience difficulties in managing our future growth.
•	The Company and its subsidiaries are subject to changes in federal and state tax laws and changes in interpretation of existing laws.
•	Our participation in the TARP Capital Purchase Program may place significant restrictions on our operations.
•	Regulatory requirements, growth plans or operating results may require us to raise additional capital, which may not be available on favorable terms or at all.
•

We have not paid a dividend on our common stock since the second quarter of 2008. In addition, regulatory restrictions and liquidity constraints at the holding company level could impair our ability to make distributions on our outstanding securities.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the section captioned “Risk Factors” in our December 31, 2011 Annual Report on Form 10-K filed with the SEC on March 9, 2012. You should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) Mar. 31, 2012	Dec. 31, 2011
ASSETS
Cash and cash equivalents	$76,806	$121,164
Investment securities	1,299,572	1,279,676
Loans held for sale	210,040	185,984
Loans, net of allowance for loan losses of $93,509 at March 31, 2012 and $103,744 at December 31, 2011	2,810,288	2,824,555
Premises, leasehold improvements and equipment, net	14,627	14,882
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	63,039	56,781
Other real estate and repossessed assets, net	36,941	35,622
Other assets	183,756	167,146

Total assets	$4,695,069	$4,685,810

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	702,723	$802,480
Interest-bearing	2,286,916	2,320,731

Total deposits	2,989,639	3,123,211
Accrued interest, taxes and other liabilities	102,549	61,183
Short-term borrowings	924,641	768,133
Long-term borrowings	85,000	147,500
Junior subordinated debentures	86,607	86,607
Subordinated notes, net	89,867	89,648

Total liabilities	4,278,303	4,276,282

Stockholders’ equity:
Preferred stock, Series B	102,474	102,042
Preferred stock, Series D	—	4
Preferred stock, Series G	—	9
Nonvoting preferred stock	13	—
Common stock	298	297
Surplus	424,134	423,674
Accumulated deficit	(110,699)	(118,426)
Accumulated other comprehensive income, net	30,131	31,513
Treasury stock	(29,585)	(29,585)

Total stockholders’ equity	416,766	409,528

Total liabilities and stockholders’ equity	$4,695,069	$4,685,810

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	For the Three Months Ended
	Mar. 31, 2012	Dec. 31, 2011	Mar. 31, 2011
Interest income:
Interest and fees on loans	$35,283	$35,395	$35,365
Interest and dividends on investment securities:
Taxable	10,318	10,268	11,452
Tax-exempt	663	677	775
Interest on cash equivalents	3	5	3

Total interest income	46,267	46,345	47,595

Interest expense:
Deposits	5,411	5,990	8,624
Short-term borrowings	563	556	985
Long-term borrowings	500	563	1,867
Junior subordinated debentures	1,472	1,458	1,443
Subordinated notes	2,519	2,512	2,489

Total interest expense	10,465	11,079	15,408

Net interest income	35,802	35,266	32,187
Provision for loan losses	7,350	10,955	10,241

Net interest income after provision for loan losses	28,452	24,311	21,946

Noninterest income:
Service charges	3,291	2,998	2,890
Mortgage banking revenue	17,530	9,053	1,517
Gain (loss) on disposition of bulk purchased mortgage loans	(7)	6	28
Gain on sales of investment securities	956	6	—
Other derivative income	561	3,344	753
Other noninterest income	1,615	1,131	1,697

Total noninterest income	23,946	16,538	6,885

Noninterest expense:
Salaries and employee benefits	23,637	19,402	14,689
Occupancy of premises, furniture and equipment	2,790	2,565	2,890
Nonperforming asset expense	694	1,622	3,277
Early extinguishment of debt	1,001	—	—
FDIC assessment	1,702	1,632	1,948
Legal fees, net	856	920	794
Other noninterest expense	5,888	5,705	4,951

Total noninterest expense	36,568	31,846	28,549

Income before income taxes	15,830	9,003	282
Income tax expense (benefit)	6,361	(73,317)	(106)

Net income	9,469	82,320	388
Preferred dividends and discounts	(1,742)	(1,734)	(2,464)
Implied noncash preferred dividend	—	(10,501)	—

Net income (loss) applicable to common stockholders	$7,727	$70,085	$(2,076)

Basic income (loss) per common share	$0.26	$3.20	$(0.12)
Diluted income (loss) per common share	0.26	3.20	(0.12)
Weighted-average common shares outstanding	28,071,406	20,684,652	17,440,617
Weighted-average diluted common shares outstanding	28,622,798	20,709,071	17,440,617

SUMMARY OF KEY QUARTERLY FINANCIAL DATA

(dollars in thousands)

Unaudited

	2012	2011
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Condensed Income Data:
Net interest income	$35,802	$35,266	$34,718	$32,243	$32,187
Provision for loan losses	7,350	10,955	16,240	11,822	10,241
Total noninterest income	23,946	16,538	19,432	6,387	6,885
Total noninterest expense	36,568	31,846	28,152	27,846	28,549

Income (loss) before income taxes	15,830	9,003	9,758	(1,038)	282
Income tax expense (benefit)	6,361	(73,317)	(42)	355	(106)

Net income (loss)	9,469	82,320	9,800	(1,393)	388
Preferred dividends and discounts	(1,742)	(1,734)	(2,477)	(2,470)	(2,464)
Implied non-cash preferred dividends	—	(10,501)	—	—	—

Net income (loss) applicable to common stockholders	$7,727	$70,085	$7,323	$(3,863)	$(2,076)

Non-GAAP Measures of Performance (1)
Revenue	$58,917	$51,988	$50,108	$39,011	$39,072
Pre-tax, pre-provision operating earnings	24,044	21,764	23,752	13,178	13,800
Per Share Data:
Basic earnings (loss) per common share	$0.26	$3.20	$0.35	$(0.19)	$(0.12)
Diluted earnings (loss) per common share	0.26	3.20	0.35	(0.19)	(0.12)
Tangible book value per common share	11.06	10.84	7.37	5.13	4.50
Weighted average common shares-basic	28,071,406	20,684,652	19,920,269	19,811,006	17,440,617
Weighted average common shares-diluted (2)	28,622,798	20,709,071	19,924,987	19,811,006	17,440,617
Common shares outstanding-end of period	28,428,015	28,360,076	20,312,842	20,240,408	20,184,809
Performance Ratios (annualized):
Return (loss) on average assets	0.81%	7.26%	0.89%	(0.13)%	0.04%
Return (loss) on average equity	9.32%	112.63%	15.30%	(2.36)%	0.75%
Efficiency ratio (3)	62.07%	61.26%	56.18%	71.38%	73.07%
Average Balance Sheet Data (4):
Total assets	$4,660,021	$4,533,916	$4,411,811	$4,331,166	$4,389,583
Investments	1,281,445	1,299,059	1,361,630	1,374,892	1,355,827
Cash equivalents	960	1,651	2,049	1,457	1,109
Loans	3,129,222	3,066,629	2,936,781	2,869,169	2,933,939
Total interest-earning assets	4,411,627	4,367,339	4,300,460	4,245,518	4,290,875
Interest-bearing deposits	2,286,294	2,365,451	2,276,657	2,393,647	2,460,937
Borrowings	1,151,240	1,080,583	1,177,136	1,043,623	1,057,337
Total interest-bearing liabilities	3,437,534	3,446,034	3,453,793	3,437,270	3,518,274
Noninterest-bearing deposits	753,995	738,371	646,946	604,018	612,032
Total stockholders’ equity	406,559	292,356	256,264	236,180	206,476
Tax Equivalent Net Interest Margin:
Net interest income as stated	$35,802	$35,266	$34,718	$32,243	$32,187
Add: Tax equivalent adjust. - investment (5)	357	365	377	389	417
Tax equivalent adjust. - loans (5)	32	32	33	48	24

Tax equivalent net interest income	$36,191	$35,663	$35,128	$32,680	$32,628

Net interest margin without tax adjust.	3.26%	3.21%	3.21%	3.04%	3.03%
Net interest margin—tax equivalent (5)	3.29%	3.25%	3.25%	3.09%	3.07%
Yield on earning assets without tax adjust.	4.21%	4.22%	4.37%	4.42%	4.48%
Yield on earning assets—tax equivalent (5)	4.25%	4.26%	4.41%	4.46%	4.52%
Yield on interest-bearing liabilities	1.22%	1.28%	1.45%	1.70%	1.77%
Net interest spread without tax adjust.	2.99%	2.94%	2.93%	2.72%	2.71%
Net interest spread—tax equivalent (5)	3.02%	2.98%	2.97%	2.76%	2.75%

Footnotes:

(1)	Refer to Reconciliation of U.S. GAAP Financial Measures for a reconciliation to GAAP.
(2)	Includes unvested restricted common stock.
(3)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, adjusted for gains or losses from investment securities.
(4)	Average balances are daily averages.
(5)	Adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.

SUMMARY OF KEY PERIOD-END FINANCIAL DATA

(dollars in thousands)

Unaudited

	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011
Condensed Balance Sheet Data:
Investment securities	$1,299,572	$1,279,676	$1,309,579	$1,328,857	$1,305,486
Loans	3,113,837	3,114,283	3,022,128	2,916,075	2,836,759
Allowance for loan losses	93,509	103,744	105,805	109,044	114,966
Total assets	4,695,069	4,685,810	4,503,234	4,395,116	4,286,690
Total deposits	2,989,639	3,123,211	2,926,281	2,906,777	3,076,857
Total borrowings	1,186,115	1,091,888	1,229,298	1,186,213	926,611
Total stockholders’ equity	416,766	409,528	288,930	242,554	229,039
Asset Quality Ratios:
Nonperforming loans	$93,498	$103,061	$121,534	$143,058	$168,210
Nonperforming assets	130,439	138,683	150,771	170,915	206,375
Allowance for loan losses to total loans (excluding loans held for sale)	3.22%	3.54%	3.68%	3.85%	4.13%
Allowance for loan losses to nonperforming loans	100.01%	100.66%	87.06%	76.22%	68.35%
Nonperforming assets to total loans plus repossessed property	4.14%	4.40%	4.94%	5.81%	7.18%
Capital Ratios (Taylor Capital Group, Inc.):
Total Capital (to Risk Weighted Assets)	15.46%	14.72%	13.63%	13.80%	14.24%
Tier I Capital (to Risk Weighted Assets)	11.95%	11.22%	10.08%	9.90%	10.26%
Leverage (to average assets)	9.08%	8.84%	7.83%	7.78%	7.72%

..

COMPOSITION OF LOAN PORTFOLIO (unaudited)

(dollars in thousands)

The following table presents the composition of the Company’s loan portfolio as of the dates indicated:

	March 31, 2012		December 31, 2011		March 31, 2011
Loans:	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans
Commercial and industrial	$1,437,379	49.5%	$1,426,221	48.8%	$1,348,173	48.4%
Commercial real estate secured	963,300	33.2	1,037,976	35.4	1,095,681	39.4
Residential construction & land	56,780	2.0	64,824	2.2	87,180	3.1
Commercial construction & land	102,404	3.5	99,021	3.4	105,033	3.8

Total commercial loans	2,559,863	88.2	2,628,042	89.8	2,636,067	94.7
Consumer-oriented loans	343,934	11.8	300,257	10.2	147,821	5.3

Gross loans	2,903,797	100.0%	2,928,299	100.0%	2,783,888	100.0%

Less: Unearned discount	—		—		(1)

Total loans	2,903,797		2,928,299		2,783,887
Less: Loan loss allowance	(93,509)		(103,744)		(114,966)

Net loans	$2,810,288		$2,824,555		$2,668,921

Loans Held for Sale	$210,040		$185,984		$52,872

The following table provides details of the Company’s commercial real estate portfolio:

	March 31, 2012		December 31, 2011		March 31, 2011
Commercial real estate secured:	Balance	Percent of Total	Balance	Percent of Total	Balance	Percent of Total
Commercial non-owner occupied:
Retail strip centers or malls	$127,795	13.2%	$143,052	13.8%	$188,971	17.2%
Office/mixed use property	111,647	11.6	113,429	10.9	114,209	10.4
Commercial properties	120,143	12.5	129,921	12.5	149,030	13.6
Specialized – other	76,845	8.0	80,971	7.8	80,808	7.4
Other commercial properties	20,228	2.1	40,270	3.9	41,355	3.8

Subtotal commercial non-owner occupied	456,658	47.4	507,643	48.9	574,373	52.4
Commercial owner-occupied	425,004	44.1	446,259	43.0	406,703	37.1
Multi-family properties	81,638	8.5	84,074	8.1	114,605	10.5

Total commercial real estate secured	$963,300	100.0%	$1,037,976	100.0%	$1,095,681	100.0%

CREDIT QUALITY (unaudited)

(dollars in thousands)

	At or for the Three Months Ended
	Mar. 31, 2012	Dec. 31, 2011	Mar. 31, 2011
Nonperforming Assets:
Loans contractually past due 90 days or more but still accruing interest	$—	$—	$54
Nonaccrual loans:
Commercial and industrial	21,076	42,909	57,500
Commercial real estate secured	30,185	35,159	76,134
Residential construction and land	7,113	7,810	13,599
Commercial construction and land	26,046	5,279	6,311
All other loan types	9,078	11,904	14,612

Total nonaccrual loans	93,498	103,061	168,156

Total nonperforming loans	93,498	103,061	168,210
Other real estate owned and repossessed assets	36,941	35,622	38,165

Total nonperforming assets	$130,439	$138,683	$206,375

Other Credit Quality Information:
Loans contractually past due 30 through 89 days and still accruing	$6,274	$7,409	$28,341
Commercial criticized and classified loans (1)	161,048	182,570	277,896
Performing restructured loans	14,828	14,176	19,741
Recorded balance of impaired loans	99,286	108,535	178,592
Allowance for loan losses related to impaired loans	22,470	32,044	47,144

Allowance for Loan Losses Summary:
Allowance at beginning of period	$103,744	$105,805	$124,568
Charge-offs, net of recoveries:
Commercial and commercial real estate	(15,346)	(10,898)	(10,736)
Real estate – construction and land	(1,197)	(1,498)	(8,692)
Consumer	(1,042)	(620)	(415)

Total net charge-offs	(17,585)	(13,016)	(19,843)
Provision for loan losses	7,350	10,955	10,241

Allowance at end of period	$93,509	$103,744	$114,966

Key Credit Ratios:
Nonperforming loans to total loans	3.00%	3.31%	5.93%
Nonperforming assets to total loans plus repossessed property	4.14%	4.40%	7.18%
Nonperforming assets to total assets	2.78%	2.96%	4.81%
Annualized net charge-offs to average total loans	2.25%	2.37%	2.71%
Allowance to total loans at end of period (excluding loans held for sale)	3.22%	3.54%	4.13%
Allowance to nonperforming loans	100.01%	100.66%	68.35%
30 – 89 days past due to total loans	0.20%	0.24%	1.00%

(1)	Commercial criticized and classified loans (special mention, substandard and nonaccrual loans) in commercial & industrial, commercial real estate, residential construction and land and commercial construction and land. Excludes consumer loans.

LOAN PORTFOLIO AND HELD FOR SALE AGING (unaudited)

(dollars in thousands)

	As of March 31, 2012
	30-89 Days Past Due	>90 Days Past Due and Still Accruing	Nonaccrual	Current	Total Loans	% of Total Loans	Allowance for Loan Loss Allocation
Commercial and industrial	$478	$—	$21,076	$1,415,825	$1,437,379	46%	$37,749

Commercial real estate secured:
Commercial non-owner occupied:
Retail strip centers or malls	—	—	4,420	123,375	127,795	4%	3,933
Office/mixed use property	—	—	2,467	109,180	111,647	3%	3,222
Commercial properties	—	—	1,641	118,502	120,143	4%	2,278
Specialized – other	—	—	5,805	71,040	76,845	2%	2,066
Other commercial properties	—	—	340	19,888	20,228	1%	420

Subtotal commercial non-owner occupied	—	—	14,673	441,985	456,658	14%	11,919
Commercial owner-occupied	—	—	6,331	418,673	425,004	14%	9,208
Multi-family properties	—	—	9,181	72,457	81,638	3%	2,877

Total commercial real estate secured	—	—	30,185	933,115	963,300	31%	24,004

Residential construction & land:
Residential construction	—	—	5,936	33,874	39,810	1%	5,781
Land	—	—	1,177	15,793	16,970	1%	2,604

Total residential construction and land	—	—	7,113	49,667	56,780	2%	8,385
Commercial construction and land	—	—	26,046	76,358	102,404	3%	12,988

Total commercial loans	478	—	84,420	2,474,965	2,559,863	82%	83,126
Consumer loans	5,796	—	9,078	539,100	553,974	18%	10,383

Total loans	$6,274	$—	$93,498	$3,014,065	$3,113,837	100%	$93,509

FUNDING LIABILITIES (unaudited)

(dollars in thousands)

The following table presents the distribution of the Company’s average deposit account balances for the periods indicated:

	For the Quarter Ended
	March 31, 2012		December 31, 2011		March 31, 2011
	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits
In-market deposits:
Noninterest-bearing deposits	$753,995	24.8%	$738,371	23.8%	$612,032	19.9%
NOW accounts	348,723	11.5	302,516	9.8	240,928	7.9
Savings deposits	39,107	1.3	38,337	1.2	38,094	1.2
Money market accounts	670,496	22.1	632,451	20.4	601,702	19.6
Customer certificates of deposit	541,106	17.7	573,903	18.5	713,423	23.2
In-market CDARS time deposits	111,943	3.7	157,424	5.1	202,491	6.6
Public time deposits	47,903	1.6	57,630	1.8	78,774	2.6

Total in-market deposits	2,513,273	82.7	2,500,632	80.6	2,487,444	81.0

Out-of-market deposits:
Brokered money market deposits	—	—	—	—	5,616	0.2
Out-of-local-market CDARS time deposits	21,926	0.7	32,122	1.0	—	—
Out-of-local-market certificates of deposit	132,255	4.4	138,997	4.5	114,714	3.7
Brokered certificates of deposit	372,835	12.2	432,071	13.9	465,195	15.1

Total out-of-market deposits	527,016	17.3	603,190	19.4	585,525	19.0

Total deposits	$3,040,289	100.0%	$3,103,822	100.0%	$3,072,969	100.0%

The following table sets forth the period end balances of total deposits as of each of the dates indicated below, as well as categorizes the Company’s deposits as “in-market” and “out-of-market” deposits:

	Mar. 31, 2012	Dec. 31, 2011	Mar. 31, 2011
In-market deposits:
Noninterest-bearing deposits	$702,723	$802,480	$617,107
NOW accounts	392,659	324,877	239,067
Savings accounts	39,630	38,370	38,040
Money market accounts	689,912	657,500	606,620
Customer certificates of deposit	506,784	558,874	704,234
CDARS time deposits	126,562	122,219	202,458
Public time deposits	39,509	54,086	78,160

Total in-market deposits	2,497,779	2,558,406	2,485,686

Out-of-market deposits:
Brokered money market deposits	—	—	5,520
Out-of-local-market CDARS time deposits	21,834	21,899	—
Out-of-local-market certificates of deposit	130,989	135,838	122,808
Brokered certificates of deposit	339,037	407,068	462,843

Total out-of-market deposits	491,860	564,805	591,171

Total deposits	$2,989,639	$3,123,211	$3,076,857

RECONCILIATION OF U.S. GAAP FINANCIAL MEASURES (unaudited)

(dollars in thousands)

The following, as of the dates indicated, reconciles the income (loss) before income taxes to pre-tax, pre-provision operating earnings.

	For the Three Months Ended
	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011
Income (loss) before income taxes	$15,830	$9,003	$9,758	$(1,038)	$282
Add back (subtract):
Credit costs:
Provision for loan losses	7,350	10,955	16,240	11,822	10,241
Nonperforming asset expense	694	1,622	(1,648)	2,013	3,277

Credit costs subtotal	8,044	12,577	14,592	13,835	13,518
Other:
Gain on sales of investment securities	(956)	(6)	(4,938)	—	—
Derivative termination fees	—	—	896	—	—
Early extinguishment of debt	1,001	—	3,444	—	—
Impairment of investment securities	125	190	—	381	—

Other subtotal	170	184	(598)	381	—

Pre-tax, pre-provision operating earnings	$24,044	$21,764	$23,752	$13,178	$13,800

The following, as of the dates indicated, details the components of revenue.

	For the Three Months Ended
	Mar. 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011	Mar. 31, 2011
Net interest income	$35,802	$35,266	$34,718	$32,243	$32,187
Noninterest income	23,946	16,538	19,432	6,387	6,885
Add back (subtract):
Gain on sales of investment securities	(956)	(6)	(4,938)	—	—
Derivative termination fees	—	—	896	—	—
Impairment of investment securities	125	190	—	381	—

Revenue	$58,917	$51,988	$50,108	$39,011	$39,072

The Company’s accounting and reporting policies conform to U.S. generally accepted accounting principles (“GAAP”) and general practice within the banking industry. Management uses certain non-GAAP financial measures to evaluate the Company’s financial performance and has provided the non-GAAP measures of pre-tax, pre-provision operating earnings and of revenue. In the pre-tax, pre-provision operating earnings non-GAAP financial measure, the provision for loan losses, nonperforming asset expense and certain non-recurring items, such as gains and losses on investment securities, derivative termination fees, early extinguishment of debt and impairment of investment securities are excluded from the determination of operating results. The non-GAAP measure of revenue is calculated as the sum of net interest income and noninterest income adjusted by investment securities gains and losses, derivative termination fees and impairment of investment securities. Management believes that these measures are useful because they provide a more comparable basis for evaluating financial performance from period to period.